UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2005, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved the Alliant Techsystems Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005 (the “SERP”).  The SERP was amended for the purposes of including changes required by Section 409A of the Internal Revenue Code, making clarifying or conforming changes relating to deferred compensation consistent with Section 409A of the Code or related proposed regulations or guidance from the U.S. Department of the Treasury, adding a benefit for certain identified executives who remain employed by ATK until age 55, and making certain other administrative changes.  The amended and restated SERP is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also on December 20, 2005, the Personnel and Compensation Committee of the Board of Directors of ATK approved an amendment, effective as of January 1, 2005, to the employment agreement dated February 1, 2004 between ATK and its Chief Executive Officer, Daniel J. Murphy.  Mr. Murphy’s employment agreement was amended for the purpose of conforming it to the requirements of Section 409A of the Code.  The amendment to the employment agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On December 20, 2005, the Board of Directors of ATK (the “Board”) increased the number of directors of ATK from 10 to 11 and elected Douglas L. Maine to ATK’s Board effective January 1, 2006.  Mr. Maine retired in 2005 as the General Manager of the Consumer Products Industry division at International Business Machines Corporation (IBM).  He joined IBM in 1998 as Chief Financial Officer.  Prior to joining IBM, Mr. Maine worked for MCI Communications Corporation for 20 years, holding a number of operating and finance leadership positions, including Chief Financial Officer.

The Board’s Nominating and Governance Committee recommended Mr. Maine’s election to the Board.  The Board also appointed Mr. Maine to the Audit Committee and Finance Committee.

The Board has determined that Mr. Maine is an independent director under the New York Stock Exchange Corporate Governance Standards.  There was no arrangement or understanding between Mr. Maine and any other persons pursuant to which Mr. Maine was selected as a director and there are no relationships or related transactions between Mr. Maine and ATK of the type required to be disclosed under applicable Securities and Exchange Commission rules.  The Board has also determined that Mr. Maine meets the New York Stock Exchange’s financial literacy requirement for audit committee membership and qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

A copy of the press release announcing Mr. Maine’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Alliant Techsystems Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005.
10.2	Amendment to Employment Agreement between ATK and Daniel J. Murphy, Jr., dated as of December 20, 2005.
99.1	Press release issued by Alliant Techsystems Inc. on December 21, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: December 21, 2005	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary